                                Exhibit 23(c)
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation, by reference in this Form S-8 Registration Statement of Contel Cellular Inc. of our report, which includes explanatory paragraphs relating to contingencies, dated February 4, 1994, except for the information presented in paragraphs three, five and six of Note 9, as to which the date is October 17, 1994, on our audits of the financial statements of the Los Angeles SMSA Limited Partnership as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991 which report is included in this Annual Report on Form 10-K/A-1. The financial statements referred to above are not included separately in this Annual Report on Form 10-K/A-1.




/S/ COOPERS AND LYBRAND
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COOPERS AND LYBRAND


Newport Beach, California
January 23, 1995

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement of Contel Cellular Inc. on Form S-8 (No. 33-25735) of our reports dated March
16, 1994 and March 5, 1993, on our audits of the financial statements of the Washington D.C. SMSA Limited Partnership as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which reports are included in this Annual Report on Form 10-K for the year ended December 31, 1993, to the amended Part II, Item 8 as of and for the year ended December 31, 1993 which is included in this amendment on Form 10-K/A-1. The financial statements referred to above are not included separately in this amendment on Form 10-K/A-1.




/S/ COOPERS AND LYBRAND
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COOPERS AND LYBRAND


New York, New York
January 23, 1995